Exhibit 99.2

NEWS RELEASE
Visteon Receives Court Approval of All First Day Motions
VAN BUREN TOWNSHIP, Mich., May 29, 2009 – Visteon Corporation (OTC: VSTN) announced that the U.S. Bankruptcy Court for the District of Delaware today granted interim approval for the company to use certain cash collateral to continue operations in the ordinary course of business.
The court also granted the relief Visteon requested in a series of court filings known as “First Day Motions.” The orders issued by the court allow Visteon to continue operating its business during its Chapter 11 reorganization. Among other things, the orders approve Visteon’s requests to:
▪ Continue to pay employee wages and health and welfare benefits

▪ Pay suppliers for goods and services provided on or after the filing date of May 28

▪ Continue certain programs to support its non-U.S. affiliates
A hearing for final approval of certain of the First Day Motions has been scheduled for June 19, 2009, at 1 p.m.
On May 28 the company announced that Visteon and certain of its U.S. subsidiaries voluntarily filed petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code. No Visteon subsidiaries or joint ventures outside the U.S. were part of the filing. Visteon’s Chapter 11 case has been assigned the number 09-11786 with Judge Christopher S. Sontchi.
More information about Visteon’s reorganization is available on the company’s Web site at www.visteon.com. For more information, customers, suppliers, employees and retirees should contact (866) 967-0260. If outside the U.S. and Canada, inquiries can be made at (310) 751-2660 or by e-mail to visteoninfo@kccllc.com.
Visteon Corporation is a global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Basildon, UK; the company has facilities in 27 countries and employs approximately 31,000 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,

•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2008).
The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about our Chapter 11 filing on the Internet at www.visteon.com/reorganization. Court filings and claims information are available at www.kccllc.net/visteon. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update.

Contacts:
Media:
Americas
Jim Fisher
734-710-5557
jfishe89@visteon.com
Europe
Jonna Christensen
+44 1268 701094
jchris18@visteon.com
Asia-Pacific
Annouk Ruffo-Leduc
+86 (21) 86-21-6192 9824
aruffole@visteon.com
Investors:
Steve Ward
734-710-5800
sward8@visteon.com